                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-96277 and 333-95313) and in the related Prospectuses and in the Registration Statements on Form S-8 (Nos. 333-60699, 333-60703, 333-00864, 333-06779, and 333-08535) of GelTex Pharmaceuticals, Inc. of our report dated February 22, 2000, with respect to the consolidated financial statements of GelTex Pharmaceuticals, Inc. included in this Current Report on Form 8-K for the year ended December 31, 1999.



                                                /s/ Ernst & Young LLP

Boston, Massachusetts
March 2, 2000